Exhibit 10.2

                               AMENDMENT NO. 2 TO
                             CONTRIBUTION AGREEMENT

           THIS AMENDMENT NO. 2 dated as of February 29, 2000 (this "Amendment") to the Contribution Agreement, dated as of July 30, 1997 and amended on October 2, 1997 (the "Contribution Agreement"), by and between Protection One, Inc., a Delaware corporation ("Protection One"), and Western Resources, Inc., a Kansas corporation ("Western").

           Capitalized terms used but not defined in this Amendment shall have the meaning given such terms in the Contribution Agreement.

                              W I T N E S S E T H :
                               - - - - - - - - - -

            WHEREAS, pursuant to the Agreement dated the date hereof among Westar Capital, Inc., a subsidiary of Western ("Westar"), Protection One and Protection One Alarm Monitoring, Inc. (the "Agreement"), Westar will purchase and acquire all of the issued and outstanding shares of capital stock of Protection One (UK) plc ("P1 UK" and such stock, "P1 UK Stock"), Protection One International, Inc. ("P1 International" and such stock, "P1 International Stock"), and Protection One Investments, Inc. ("P1 Investments" and such stock, "P1 Investments Stock"); and

            WHEREAS, P1 Investments holds certain marketable securities (the "Portfolio") listed on Schedule A hereto, and certain securities of Guardian International Inc. ("Guardian" and such stock, "Guardian Stock") listed on Schedule B hereto; and

           WHEREAS, Section 3.15(a) of the Contribution Agreement, among other things, restricts Western and its Subsidiaries (other than Protection One and its Subsidiaries) from engaging in, or investing in, or acquiring any equity securities of, or entering into any material business relationship with, any person engaged in the Business (the "Section 3.15 Restriction"); and

           WHEREAS, P1 UK, P1 International and Guardian are, and certain issuers of the securities in the Portfolio may be, engaged in the Business; and

           WHEREAS, pursuant to the Agreement, it is necessary for Protection One to deliver to Westar this Amendment of the Section 3.15(a) Restriction at the closing of the Agreement on the date hereof in order to consummate the transactions contemplated in the Agreement; and

            WHEREAS, pursuant to Section 6.2 of the Contribution Agreement, Protection One may not amend, supplement or otherwise modify any provision of the Contribution Agreement unless such amendment, supplement or modification shall have been approved by the affirmative vote of a majority of the Continuing Directors; and

           WHEREAS, Messrs. Enis and Wilson constitute all of the Continuing Directors and desire to authorize the parties to amend the Contribution Agreement as contemplated herein; and

           WHEREAS, Western is agreeable to amending the Contribution Agreement as contemplated herein;

           NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

           Section 1. Amendment to the Contribution Agreement. Section 3.15 of the Contribution Agreement is hereby amended to add a new Section 3.15(c) as follows:

               "(i) Notwithstanding anything to the contrary contained in
Section 3.15(a) hereof, and subject to the limitations contained in this Section 3.15(c), Western or any subsidiary of Western shall be permitted to acquire and own the Pl UK Stock, the P1 International Stock, the PI Investments Stock, the Portfolio and the Guardian Stock (each as defined in the Agreement dated as of February 29, 2000, among Westar Capital, Inc., Protection One Alarm Monitoring, Inc. and Protection One) and to exercise and enjoy all rights incident to the ownership of such securities, including the right to receive dividends, to vote as a stockholder and to nominate persons to serve on the board of directors of the issuers of such securities (the "Stock Rights").

               (ii) Notwithstanding anything to the contrary contained in
Section 3.15(a) hereof, and subject to the limitations contained in this Section 3.15(c), Western or any Subsidiary of Western shall not be prohibited from engaging in, or investing in, acquiring any equity securities of, or entering into any material business relationship with, any person engaged in the Business solely in the United Kingdom or any of the countries of continental Europe.

               (iii) Notwithstanding anything to the contrary contained in
Section 3.15(a) hereof, and subject to the limitations contained in this Section 3.15(c), Western or any Subsidiary of Western shall be permitted to acquire and own common securities of the issuers whose securities are included in the Portfolio and would otherwise be subject to the restrictions contained in
Section 3.15(a) hereof and to exercise and enjoy all rights incident to the ownership of such securities, including Stock Rights, provided that Western and its Subsidiaries shall not at any time be permitted to acquire or own common securities of any such issuer otherwise subject to the restrictions contained in
Section 3.15(a) hereof organized under the laws of Canada in an aggregate amount exceeding ten percent (10%) of the outstanding common securities of such issuer or to acquire or own common securities of any such issuer otherwise subject to the restrictions contained in Section 3.15(a) hereof organized under the laws of the United States or any state thereof in an aggregate amount exceeding five percent (5%) of the outstanding common securities of such issuer.

           (iv) Notwithstanding anything to the contrary contained in Section 3.15(a) hereof, and subject to the limitations contained in this Section 3.15(c), Western or any subsidiary of Western shall be permitted to acquire and own securities issued by the issuer listed on Schedule C hereto (the "Issuer") and to exercise and enjoy all rights incident to the ownership of such securities, including the Stock Rights, provided that (except as provided in clauses (v) and (vi) hereof) Western and its Subsidiaries shall not be permitted to acquire or own securities of the Issuer constituting in the aggregate an amount exceeding either (x) securities issued by the Issuer having the right in the aggregate to cast 50% of the votes entitled to be cast at meetings of the stockholders of the Issuer or (y) common securities issued by the Issuer and securities convertible into or exchangeable for common securities of the Issuer constituting in the aggregate 50% of the common securities of the Issuer calculated based on the assumption that all securities convertible into or exchangeable for common securities of the Issuer owned by Western and its Subsidiaries or any other person have been so converted or exchanged (the first to occur of (x) and (y), the "Issuer Ownership Threshold").

           (v) Notwithstanding anything to the contrary contained in Section 3.15(a) hereof, and subject to the limitations contained in this Section 3.15(c)(v), Western or any Subsidiary of Western shall be permitted to acquire and own securities issued by the Issuer and to exercise and enjoy all rights incident to the ownership of such securities, including the Stock Rights, in an aggregate amount in excess of the Issuer Ownership Threshold. Prior to entering into any acquisition agreement with Issuer to acquire and own its securities in an aggregate amount in excess of the Issuer Threshold Ownership, Western or any Subsidiary, as the case may be, shall ensure that Protection One or any Subsidiary of Protection One is afforded the opportunity to review all information received by Western or any Subsidiary from Issuer. Promptly following the date on which Western and its Subsidiaries acquire securities of the Issuer exceeding the Issuer Ownership Threshold, Western shall so notify Protection One. For a period of 180 days following receipt of such notice by Western to Protection One, Protection One shall (A) have the right to review all of the same financial and other information made available to or generated by Western or any of its representatives or advisors in connection with its review of Issuer and to receive from Issuer and Western and its Subsidiaries such additional information as it may reasonably request in connection with its due diligence review, and (B) have the right, exercisable by the vote of a majority of the Directors of Protection One not affiliated with Western or its other Subsidiaries, to require Western and its Subsidiaries to transfer, without recourse to Western or any of its Subsidiaries or affiliates, all of Western's and its Subsidiaries' rights, title and interest in the equity securities of the Issuer, as well as all rights and obligations of Western or its Subsidiaries under the acquisition agreement, if any, entered into with respect to the securities of Issuer, to Protection One or any Subsidiary of Protection One. In the event that Protection One or a Subsidiary of Protection One purchases all of Western's and its Subsidiaries' rights, title and interest in the equity securities of the Issuer as contemplated by the immediately preceding sentence, promptly following the date on which Western and its Subsidiaries subsequently acquire securities of the Issuer constituting in the aggregate an amount exceeding either (x) securities issued by the Issuer having the right in the aggregate to cast 5% of the votes entitled to be cast at meetings of the stockholders of the Issuer or (y) common securities issued by the Issuer and securities convertible into or exchangeable for common securities of the Issuer constituting in the aggregate 5% of the common securities of the Issuer calculated based on the assumption that all securities convertible into or exchangeable for common securities of the Issuer owned by Western and its Subsidiaries or any other person have been so converted or exchanged (the first to occur of (x) and (y), the "Issuer Subsequent Ownership Threshold"), Western shall so notify Protection One or its Subsidiary. For a period of 90 days following receipt of such notice by Western to Protection One, Protection One shall have the right, exercisable by the vote of a majority of the Directors of Protection One not affiliated with Western or its Subsidiaries, to require Western and its Subsidiaries to transfer, without recourse to Western or any of its Subsidiaries or affiliates, all of Western's and its Subsidiaries' rights, title and interest in such equity securities of the Issuer to Protection One or its Subsidiaries. In consideration of the transfer of Western's or its Subsidiaries' rights, title and interest in the securities of Issuer and the acquisition agreement, if any, with respect thereto as contemplated by this clause (v), Protection One or its Subsidiary shall pay (as provided below) Western or its Subsidiaries an amount equal to the sum of (x) the purchase price paid by Western or its Subsidiaries to acquire the securities of Issuer (the "Purchase Price"), and (y) a carrying charge equal to the product of (A) the Purchase Price, (B) the average of the prime rates as announced from time to time by Chase Manhattan Bank, New York, New York in effect for each day during the period referred to in clause (C) of this Section 3.15(c)(v), and (C) the number of days from and including the date of the consummation of the acquisition of the Issuer's securities by Western or its Subsidiaries up to but not including the date of transfer from Western or its Subsidiaries to Protection One or its Subsidiary of such securities, divided by 365; provided, however, that the parties acknowledge that the foregoing formula shall be applied separately with respect to each date on which Western or its Subsidiaries purchased securities of Issuer. The parties hereto agree that any decision by Protection One or its Subsidiary to finance all or any portion of the Purchase Price upon exercise of the option shall be made by vote of a majority of the Directors of Protection One or its Subsidiary not affiliated with Western or its other Subsidiaries.

               (vi) Notwithstanding anything to the contrary contained in
Section 3.15(a) hereof, and subject to the limitations contained in this Section 3.15(c), in the event that Protection One or its Subsidiary does not elect to require Western and its Subsidiaries to transfer to Protection One or its Subsidiary the equity securities of Issuer following the acquisition by Western and its Subsidiaries of securities of the Issuer in an aggregate amount exceeding the Issuer Ownership Threshold, then from and after the date falling 180 days after the date of receipt of the notice by Western that Western and its Subsidiaries acquired securities of the Issuer in an aggregate amount exceeding the Issuer Ownership Threshold, Western and its Subsidiaries shall not be prohibited from engaging in, or investing in, acquiring any equity securities of, or entering into any material business relationship with the Issuer."

           Section 2. Representations and Warranties. Each party hereto hereby represents and warrants that (i) it/he has the power and authority and the legal right to make, deliver and perform this Amendment, (ii) it/he has taken all necessary actions to authorize the execution, delivery and performance of this Amendment, and (iii) this Amendment is legal, valid and binding on, and enforceable against, it/him.

           Section 3. Continuing Effect. Except as expressly waived or otherwise agreed hereby, the Contribution Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall be limited precisely as drafted and shall not constitute a waiver or amendment of any other term, condition or provision of the Contribution Agreement.

           Section 4. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (without regard to principles of conflict of laws).

           Section 5. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                         [SIGNATURE BEGIN ON NEXT PAGE]

           IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.


                              PROTECTION ONE, INC.


                              By: /s/ John E. Mack III
                              ------------------------
                              Name: John E. Mack III
                              Title: Chief Executive Officer


                              WESTERN RESOURCES, INC.


                              By: /s/ William B. Moore
                              ------------------------
                              Name: William B. Moore
                              Title: Executive Vice President,
                              Chief Financial Officer
                              and Treasurer


AGREED TO AND
APPROVED  HEREBY:

/s/ Ben M. Enis
---------------
BEN M. ENIS


/s/ James Q. Wilson
-------------------
JAMES Q. WILSON